Exhibit 10.10

CLEAR STREET GROUP INC.

GLOBAL CORP. RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

THIS GLOBAL CORP. RESTRICTED STOCK UNIT ISSUANCE AGREEMENT (the “Agreement”), dated as of January 19, 2026 (the “Grant Date”), is made by and between Clear Street Group Inc., a Delaware corporation (the “Corporation”), and Clear Street Global Corp., a United States Virgin Islands corporation (the “Grantee”).

The Board has determined that it is in the best interests of the Corporation and its stockholders to grant to the Grantee an award of restricted stock units as set forth in this Agreement.

The Corporation and the Grantee hereby agree as follows:

1. Grant of RSUs. The Corporation hereby grants to the Grantee, as of the Grant Date, an award of restricted stock units (“RSUs”) (the “Award”). Each RSU represents the right to receive one Share on the specified issuance date following the vesting of that RSU. The number of RSUs subject to the Award, the applicable Vesting Schedule for those RSUs, the date on which Shares underlying those vested RSUs shall become issuable to the Grantee, and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Number of RSUs Subject to Award:	8,400,000

Expiration Date	The 11th anniversary of the Grant Date.

Issuance Schedule:	The Shares underlying the RSUs in which the Grantee vests in accordance with the Vesting Schedule set forth below (the “Issued Shares”) shall be issued no later than 2 1⁄2 months following the year in which the Vesting Date (as defined below in this Award Summary) occurs (the “Issue Date”).

Vesting Schedule:	The RSUs shall be subject to two vesting requirements, which must be satisfied on or before the Expiration Date specified above in order for the RSUs to vest – the “Time Requirement” and the “Liquidity Event Requirement.” The RSUs will not vest (in whole or in part) if only one (or if neither) of such vesting requirements is satisfied on or before the Expiration Date. The vesting date (the “Vesting Date”) for each RSU shall be first date on which both the Time Requirement and the Liquidity Event Requirement are satisfied, provided that such date is prior to the Expiration Date. For the avoidance of doubt, if a Liquidity Event occurs prior to the Time Requirement having been satisfied for one or more RSUs, such RSUs shall continue to vest in accordance with the Time Requirement, subject to the Grantee’s continued service.

Time Requirement:

The Time Requirement shall be as follows:

All of the RSUs shall time-vest on the six (6) month anniversary of the Grant Date, subject to the Grantee’s continued Service.

Cessation of Service: In the event the Grantee’s service to the Corporation is terminated for any reason, all RSUs with respect to which the Time Requirement has not been satisfied as of the date of the Grantee’s termination of service shall automatically be forfeited upon such termination of service and the Grantee shall have no further rights with respect to such forfeited RSUs. Upon termination of the Grantee’s service, any RSUs with respect to which the Time Requirement has been satisfied shall (if a Liquidity Event has not previously occurred) remain outstanding until the first to occur of a Liquidity Event or the Expiration Date.

Liquidity Event Requirement:	The Liquidity Event Requirement shall be satisfied on the first to occur of: (i) a Change in Control (excluding any initial public offering or business combination with a special purpose acquisition company (a “SPAC”)); or (ii) (x) the consummation by the Corporation of an initial public offering or a business combination with a SPAC as a result of which, the common stock of the Corporation or of a direct or indirect parent entity of the Corporation become listed on a Stock Exchange and (y) expiration of the 180-day lock-up period following an event described in (ii), or any such other lock-up period as may be imposed or requested by the Corporation’s underwriters, SPAC sponsor, or other similar parties.

2. Restrictions on Transfer of Award. Prior to the actual issuance of the Shares pursuant to RSUs that vest hereunder, the Grantee may not transfer any interest in the Award or the underlying Shares.

3. Adjustment to Award. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock as a result of a spin-off transaction or extraordinary distribution or should there occur any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made by the Administrator in such manner as the Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.

4. Stockholder Rights. The Grantee shall not have any stockholder rights with respect to the Shares underlying the RSUs subject to the Award until the Grantee becomes the record holder of those Shares following their actual issuance.

5. US Securities Law Compliance.

(a) Restricted Securities. The Issued Shares may not be registered under the 1933 Act (or comparable foreign statute) in which case they will be issued to the Grantee in reliance upon the exemption from such registration. The Grantee hereby confirms that the Grantee has been informed that the Issued Shares will be restricted securities under the 1933 Act and may not be resold or transferred unless the Issued Shares are first registered under the US Federal securities laws or unless an exemption from such registration is available. Accordingly, the Grantee hereby acknowledges that the Grantee will hold the Issued Shares for investment purposes only and not with a view to resale and is prepared to hold the Issued Shares for an indefinite period and that the Grantee is aware that SEC Rule 144 issued under the 1933 Act, which exempts certain resales of unrestricted securities, is not presently available to exempt the resale of the Issued Shares from the registration requirements of the 1933 Act.

(b) Restrictive Legends. The share certificates for the Issued Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (or comparable foreign statute). The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act (or comparable foreign statute), (b) a ‘no action’ letter of the Securities and Exchange Commission (or comparable foreign governmental authority) with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act (or comparable foreign statute) is not required with respect to such sale or offer.”

“The shares represented by this certificate may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated January 19, 2026 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

(c) All certificates, if any, for Shares and/or other securities delivered under this Agreement pursuant to any award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under this Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) The Corporation will not be obligated to deliver any Shares under this Agreement or remove restrictions from Shares previously delivered under this Agreement until (i) all award conditions have been met or removed to the Administrator’s satisfaction, (ii) as determined by the Administrator, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Grantee has executed and delivered to the Corporation such representations or agreements as the Administrator deems necessary or appropriate to satisfy any applicable laws. The Corporation’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any Shares, will relieve the Corporation of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

6. Issuance of the Shares; Taxation.

(a) Upon the applicable Issue Date, the Corporation shall issue to, or on behalf of, the Grantee a certificate (which may be in electronic form) for the applicable number of Shares. The settlement of all RSUs that vest under the Award shall be made solely in Shares. In no event, however, shall any fractional Shares be issued. Accordingly, the total number of Shares to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional Share.

(b) The Grantee shall be solely responsible for all reporting obligations and payment of all applicable taxes in connection with the grant and vesting of the Award and the sale of any Shares issued under the Award.

7. Compliance with Laws and Regulations.

(a) The issuance of Shares pursuant to the Award shall be subject to compliance by the Corporation and the Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Shares may be listed for trading at the time of such issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Shares pursuant to this Award shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

8. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate.

9. Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing, using the communications methods set out below, and addressed to the other party at its address set out below (or to any other address that the receiving party may designate from time to time in accordance with this section). Notices by personal delivery, nationally recognized same day or overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is deemed to have been validly and effectively given: (a) if sent by personal delivery or by courier (all fees prepaid) on the date of receipt, (b) if sent by email, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “read receipt” function, as available, return email or other form of written acknowledgment) or (c) if sent by certified or registered mail, return receipt requested, postage prepaid on the third day after the date mailed.

If to the Corporation:	Clear Street Group Inc. 4 World Trade Center 150 Greenwich St Floor 45 New York, NY 10007 Email: Attention:

with a copy to:	Davis Polk & Wardwell LLP Email: Attention:

If to Grantee:	Clear Street Global Corp. 5150 Norre Gade, Charlotte Amalie St Thomas 00802 Email: Attention:

10. Construction. All decisions of the Administrator with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this Award.

11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

12. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver by email or other electronic means any documents related to this Award, the Shares, any other securities of the Corporation or any other Corporation-related documents, including notices to stockholders required by applicable law, the Corporation’s Certificate of Incorporation and/or Bylaws. The Grantee hereby (i) consents to receive such documents by email or other electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to receive any such documents related to the Award through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation. The Corporation may deliver the above-described documents to the Grantee by sending a communication to the Grantee’s email address set forth under the Grantee’s signature below or, if no email address is set forth below, to the last email address for the Grantee the Corporation has on file.

13. Definitions. The following definitions shall be in effect under this Agreement:

(a) 1933 Act shall mean the Securities Act of 1933, as amended.

(b) 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

(c) Administrator shall mean the Compensation Committee of the Board (provided that any member of the Compensation Committee who is not a Disinterested Director shall not be permitted to deliberate or otherwise participate in decisions with respect to this Agreement), or such other committee composed solely of Disinterested Directors delegated authority by the Board to administer this Agreement.

(d) Affiliate shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” has the meaning ascribed to it in Rule 12b-2 under the 1934 Act.

(e) Agreement shall mean this Global Corp. Restricted Stock Unit Issuance Agreement.

(f) Award shall mean the award of RSUs made to the Grantee pursuant to the terms of this Agreement, as defined in Paragraph 1.

(g) Board shall mean the Company’s board of directors.

(h) Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction; or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

(i) In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

(j) Code shall mean the Internal Revenue Code of 1986, as amended.

(k) Common Stock shall mean the Corporation’s Class A common stock, par value $0.00001 per share.

(l) Corporation shall mean Clear Street Group Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Clear Street Group Inc.

(m) Disinterested Director shall mean a member of the Board who (a) is not an employee, director or equityholder (other than through passive investment) of Grantee or its Affiliates and (b) otherwise qualifies as “independent” under applicable stock exchange rules, in each case as determined in good faith by the Board or its Nominating & Governance Committee (or such other committee as may be responsible for determining the qualifications and independence of directors from time to time).

(n) Grant Date shall mean the date of grant of the RSUs as specified in the introductory paragraph of this Agreement.

(o) Grantee shall mean the person to whom the Award is granted as specified in the introductory paragraph of this Agreement.

(p) Issue Date shall have the meaning indicated in Paragraph 1 of this Agreement.

(q) Issued Shares shall have the meaning set forth in Paragraph 1.

(r) Person has the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof

(s) RSU shall have the meaning set forth in Paragraph 1 of this Agreement.

(t) Share shall mean a share of Common Stock.

(u) Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital, Global or Global Select Market or the New York Stock Exchange.

(v) Vesting Schedule shall mean the vesting schedule specified in the Paragraph 1 of this Agreement pursuant to which the RSUs are to vest.

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates indicated below.

CLEAR STREET GROUP INC.

By:	/s/ Ed Tilly
Name: Ed Tilly
Title: President

GRANTEE NAME: Clear Street Global Corp., a United States Virgin Islands corporation

By:	/s/ Elli Ausubel
Name: Elli Ausubel
Title: Treasurer